UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2006

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Fiscal Year 2007 Compensation and Bonus Plan

On June 30, 2006, the Compensation Committee of the Board of Directors of SeaChange International, Inc. (“SeaChange”) approved the fiscal year 2007 compensation and bonus plans for Bruce Mann and Steve Davi, executive officers of SeaChange.

Under the fiscal year 2007 plan, Mr. Mann will receive a base salary of $268,834 and be eligible for a target bonus of a $100,000 cash payment and a grant of 18,000 restricted stock units (RSUs); and Mr. Davi will receive a base salary of $205,000 and be eligible for a target bonus of a $100,000 cash payment and a grant of 18,000 RSUs. The level of bonus payable to each of Messrs. Mann and Davi is dependent on a number of performance factors, including SeaChange’s earnings before interest, taxes, depreciation and amortization (EBITDA), cash position, customer satisfaction, and the completion by the recipient of employee development objectives. The bonus is based on half and full year performance. The cash bonus portion is payable after completion of the half and full year, while the RSU bonus portion is issuable upon completion of the full year and vests in equal annual installments over three years, with the first tranche of that portion relating to half year performance vesting four months after completion of the fiscal year and the first tranche of that portion relating to full year performance vesting at the end of the next fiscal year. In addition, the plan provides that each of Messrs. Mann and Davi will earn additional incentive compensation based upon sales within specified product areas.

Amendment to On Demand Group Limited Purchase Agreement

On June 30, 2006, SeaChange and the former stockholders of On Demand Group Limited (ODG) entered into an amendment to that certain Agreement for the Sale and Purchase of Share Capital of On Demand Group Limited, originally entered into as of September 23, 2005 (the “Purchase Agreement”). The amendment accelerates the second earnout payment of £1,236,502 otherwise payable in cash within seventy-five business days of January 31, 2007 under the Purchase Agreement, providing that it be satisfied now by the issuance to the sellers of shares of SeaChange’s common stock having a fair market value of £1,236,502 as of the date of the amendment, resulting in the issuance of an aggregate of 341,360 shares of SeaChange’s common stock. Two of the sellers, Andrew Birchall and Tony Kelly, have become executive officers of SeaChange since the original acquisition on September 23, 2005, and the other two sellers are immediate family members of Mr. Kelly. SeaChange has entered into this amendment to support ODG’s long-term operational focus and to enable SeaChange to reduce its future cash expenditures.

This issuance of shares was exempt from registration pursuant to the Securities Act of 1933, as amended, pursuant to Section 4(2) as the sale was to a limited number of sophisticated individuals, and there was no general solicitation in connection with this sale. No cash was received by SeaChange in connection with this issuance; rather, the shares were issued as part of the consideration payable to the former stockholders of ODG for the shares previously held by such persons in ODG.

A copy of the amendment is filed with this report as Exhibit 2.1 and a copy of the original Purchase Agreement was originally filed as Exhibit 2.1 to SeaChange’s Current Report on Form 8-K filed September 29, 2005.

Item 2.01. Completion of Acquisition or Disposition of Assets

See disclosure under the sub-heading “Amendment to On Demand Group Limited Purchase Agreement” in Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities

See disclosure under the sub-heading “Amendment to On Demand Group Limited Purchase Agreement” in Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Variation Agreement, dated as of 30 June 2006, by and among SeaChange International, Inc., Anthony Kelly, Andrew Birchall and the others set forth on the signature pages thereto, to that certain Agreement for the Sale and Purchase of Share Capital of On Demand Group Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: July 5, 2006

Exhibit Index

Exhibit No.	Description
2.1	Variation Agreement, dated as of 30 June 2006, by and among SeaChange International, Inc., Anthony Kelly, Andrew Birchall and the others set forth on the signature pages thereto, to that certain Agreement for the Sale and Purchase of Share Capital of On Demand Group Limited